                                                                      EXHIBIT 21

                                                         STATE/COUNTRY/DATE             PRIMARY
NAME                                                      OF INCORPORATION        BUSINESS ACTIVITIES
----                                                     ------------------   ----------------------------
Munich Reinsurance Company.............................  Germany              Holding Company
  Munich-American Holding Corporation..................  Delaware/2000        Holding Company
    American Re Corporation(1).........................  Delaware/1991        Holding Company
      American Re-Insurance Company....................  Delaware/1917        Reinsurance
        American Re Inversiones, S.A...................  Chile/1986           Holding Company
        American Re-Insurance Company (Chile) S.A......  Chile/1987           Reinsurance
      American Alternative Insurance Corporation.......  Delaware/1923        Alternative Market Insurance
      American Re Asset Management, Inc................  Delaware/1995        Investment Management
      American Re Capital..............................  Delaware/1995        Business Trust
      American Re Capital Markets, Inc.................  Delaware/1998        Weather Derivatives
      Munich-American Global Services, Inc.............  Delaware/1998        Holding Company
        AM-RE Consultants, Inc.........................  Delaware/1994        Consulting Services
          AM-RE Brokers, Inc...........................  Delaware/1978        Reinsurance Brokerage
        AM-RE Brokers (Bermuda), Ltd...................  Bermuda/1997         Reinsurance Brokerage
        Am Re Servicos Brasil Ltda(2)..................  Brazil/2000          Reinsurance
        AmRe Services Argentina, S.A.(3)...............  Argentina/2000       Reinsurance
        Princeton Eagle West (Holding) Inc.............  Delaware/1995        Holding Company
          Princeton Eagle West Insurance Co. Ltd.......  Bermuda/1995         Rent-a-Captive Facility
        Princeton Eagle Holding (Bermuda) Ltd..........  Bermuda/1994         Holding Company
          Princeton Eagle Insurance Company Ltd........  Bermuda/1994         Rent-a-Captive Facility
        Munich-American Global Services (Munich) GmbH..  Germany/1979         Insurance Brokerage
        Becher + Carlson Risk Management Inc...........  California/1983      Risk Management
          Becher + Carlson Insurance Services, Inc.....  California/1981      Insurance Agency
          Becher + Carlson Insurance Agency of Ohio....  Ohio/1994            Insurance Agency
          Becher + Carlson Insurance Agency of Texas...  Texas/1999           Insurance Agency
          Becher + Carlson South Africa (Pty),
          Ltd.(4)......................................  South Africa/1997    Risk Management
            Becher + Carlson Mauritius(5)..............  Mauritius/1997       Risk Management
          Becher + Carlson Management, Ltd.............  Bermuda/1981         Captive Management
            Becher + Carlson Brokerage, Ltd............  Bermuda/1986         Brokerage
      Munich-American RiskPartners, Inc................  Delaware/1988        Alternative Markets
        Risk Management Products Canada, Inc.(6).......  Canada/1997          Risk Management
      Munich-American Global Services (Bermuda) Ltd....  Bermuda/1990         Underwriting Management
      AM-RE Services, Inc..............................  Delaware/1980        Consulting Services
      American Re Holdings, Ltd........................  England/1988         Holding Company
        American Re Management, Ltd....................  England/1988         Underwriting Management
        Munich American RiskPartners, Ltd..............  England/1988         Representative Office
        American Re Management (Vienna) GmbH...........  Austria/1991         Representative Office
        ARB International, Ltd.........................  England/1989         Lloyd's Brokerage
        Risk Management Partners, Ltd.(7)..............  England/1994         Risk Management
      American Re Securities Corporation                 Delaware/1998        Broker/Dealer
      The Princeton Excess and Surplus Lines Insurance
        Company........................................  Delaware/1995        Surplus Lines Insurance

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(1)   Indentations indicate subsidiaries. All ownership is 100% of common stock other than directors' qualifying shares or where local laws or customs in foreign jurisdictions require multiple shareholders (for example, AM-RE Managers International, Ltd. owns 1 share of American Re Management (Vienna)
    GmbH).

(2) 99% owned by Munich-American Global Services, Inc. and 1% owned by Am-Re Brokers, Inc.

(3) 99% owned by Munich-American Global Services, Inc. and 1% owned by American Re Inversiones, S.A.

(4) A joint venture 60% owned by Becher + Carlson Risk Mgmt. and 40% owned by Munich Reinsurance Company of Africa.

(5)   This company is 100% owned by Becher+Carlson South Africa (Proprietary)
     Ltd.

(6) A joint venture 50% owned by Munich-American RiskPartners & 50% owned by Arthur J. Gallagher (UK), Ltd.

(7) A joint venture 50% owned by American Re Holdings, Ltd. and 50% owned by Arthur J. Gallagher (UK) Ltd.